Exhibit 3.k

CERTIFICATE OF AMENDMENT

OF

CROWN CORK & SEAL COMPANY, LLC

1.	The name of the limited liability company is: Crown Cork & Seal Company, LLC.

2.	The Certificate of Formation of the limited liability company is hereby amended as follows:

“The name of the limited liability company is: Crown Cork & Seal Company (DE), LLC:”

3.	This Certificate of Amendment shall be effective upon filing.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of Crown Cork & Seal Company, LLC this 13th day of February, 2003.

BY:	/s/ Pamela Bishop
Authorized

NAME:	Pamela Bishop
Type or Print

CERTIFICATE OF FORMATION

OF

CROWN CORK & SEAL COMPANY, LLC

1.	The name of the limited liability company is: Crown Cork & Seal Company, I.I.C.

2.	The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered office agent at such address is The Corporation Trust Company.

IN WITNESS WHEREOF, the undersigned have executed this Certificate of Formation of Crown Cork & Seal Company, LLC this 31st day of August, 2001.

BY:	/s/ Pamela Bishop
Authorized Person

NAME:	Pamela Bishop
Type or Print